                                                                    EXHIBIT 3.22

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:02 AM 08/31/2000
                                                          001443386 - 3282589

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                            CHANNEL ENERGY CENTER, LP

         This Certificate of Limited Partnership of Channel Energy Center, LP (hereinafter referred to as the "Partnership") is being filed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

         1.       The name of the Partnership is Channel Energy Center, LP

         2. The address of the registered office of the Partnership in Delaware is 9 East Loockerman Street, Dover, 19901, County of Kent and the name of its registered agent at such address is National Registered Agents, Inc.

         3. The names and business, residence or mailing address of each of the general partners are as follows:

NAME                                MAILING ADDRESS
----                                ---------------
Calpine Channel Energy        c/o Calpine Corporation
        Center GP, LLC        50 West San Fernando Street
                              San Jose, CA 95113

         IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership to be duly executed as of this 31st day of August, 2000.

General Partner:                        Calpine Channel Energy Center GP, LLC,
                                        a Delaware limited liability company

                                        By: /s/ Paul Hagan
                                            ------------------------------------
                                        Name: Paul Hagan
                                        Title: Authorized Person